Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of COMFORCE Corporation on Form S-4 (File No. 33-____) of our report dated January 30, 1997, except as to Note 20 for which the date is March 31, 1997, on our audits of the consolidated financial statements of COMFORCE Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K.



                                             /s/ Coopers & Lybrand L.L.P.



Melville, New York
September 11, 1997